Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

nVent Electric plc

NVENT FINANCE S.À R.L.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities	Rules 456(b) and 457(r)	(2)	(2)	(2)	(3)	(3)
	Equity	Ordinary Shares, nominal value of $0.01
	Equity	Preferred Shares, nominal value of $0.01
	Other	Depositary Shares
	Other	Purchase Contracts
	Other	Warrants
	Other	Units
	Other	Guarantees of Debt Securities (4)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In addition, securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder.

(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices.

(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.

(4)	No separate consideration will be received for any guarantee of debt securities. Accordingly, pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no separate filing fee is required.